File No. 333-
  ===================================================================
                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                               -------------------
                                     FORM S-8
                   REGISTRATION STATEMENT UNDER THE SECURITIES
                                   ACT OF 1933

                               -------------------

                             IMSCO TECHNOLOGIES, INC.
                (Exact name of registrant as specified in charter)
       DELAWARE                                     04 - 3021770

  (State of incorporation)                 (IRS Employer Identification Number)

                                40 Bayfield Drive,
                        North Andover, Massachusetts 01845
                                  (508) 689-2080
                  (Address and telephone number of registrant's
                           principal executive offices)

                             IMSCO TECHNOLOGIES, INC.
                 EDMUND ABRAMSON CONSULTING AGREEMENT STOCK PLAN
                             (Full title of the Plan)

                                   SOL L. BERG
                                    President
                             Imsco Technologies, Inc.
                                40 Bayfield Drive
                       North Andover, Massachusetts  01845
                                  (508) 689-2080
                        (Address and telephone number of
                                agent for service)

                           ---------------------------

                   Please send copies of all communications to:

                              DAVID E. FLEMING, Esq.
                             Campbell & Fleming, P.C.
                           250 Park Avenue, 12th Floor
                             New York, New York 10177

                           ---------------------------



  =============================================================================
                        (Cover  continued  on  next  page)
  =============================================================================

  (Cover continued from previous page)


                    CALCULATION OF REGISTRATION FEE
==============================================================================

     Title of                  Proposed    Proposed
       each                    Maximum     Maximum       Amount
     class of     Amount to    offering   aggregate        of
    securities        be         price     offering   registration
       to be      registered   per Unit     price          fee
    registered
- ------------------------------------------------------------------------------
   Common          100,000     $1.75(1)    $175,000       $60.34
   Stock, $.001
   par value(1)
- ------------------------------------------------------------------------------
   Common          100,000     $1.50(2)    $150,000       $51.72
   Stock, $.001
   par value(2)
- ------------------------------------------------------------------------------
   Total           200,000                 $325,000      $112.06
- ------------------------------------------------------------------------------

==============================================================================
  (1) For shares issuable pursuant to Rule 457(c) and (h) based upon the average high and low prices of the Registrant's Common Stock as reported on OTC Bulletin Board on September 10, 1996.

  (2) For shares issuable upon exercise of options at $1.50 per share.

                                      PART II

  INFORMATION NOT REQUIRED IN THE PROSPECTUS

  Item 3.   Incorporation of Certain Documents by Reference.

       The following documents filed by Imsco Technologies, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities and Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

            (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.

            (2) The Company's Quarterly Reports on Form 10-QSB for quarters ended March 31, 1996 and June 30, 1996.

            (3) The description of the Company's Common Shares which is contained in the registration statement on Form 10-SB filed by the Company to register such securities under Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

            (4) The Company's Current Reports on Form 8-K dated May 8, 1996 and July 12, 1996.

            (5) The Company's Proxy Statement in connection with the Annual Meeting of Stockholders held July 9, 1996.

            (6) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

       Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

  Item 4.   Description of Securities.
            -------------------------

       Not applicable.

  Item 5.   Interests of Named Experts and Counsel.
            --------------------------------------

       Not applicable.

  Item 6.   Indemnification of Directors and Officers.
            -----------------------------------------

       Section 145 of the General Corporation Law of Delaware (the "GCL") authorizes and empowers the Company to indemnify the directors, officers, employees and agents of the Company against liabilities incurred in connection with, and related expenses resulting from, any claim or suit brought against any such person as a result of his relationship with the Company, provided that such persons acted in accordance with a stated standard of conduct in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the questions of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified.

  Item 7.   Exemption from Registration Claimed.
            -----------------------------------

       Not Applicable.

  Item 8.   Exhibits.
            --------

       A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits is hereby incorporated by reference herein.

  Item 9.  Undertakings.
           ------------

       The undersigned registrant hereby undertakes that it will:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)  To include any prospectus required by Section
  10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement ( or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration

  Statement (or the most recent post-effective amendmentthereof); and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

            (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of Exchange Act that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Andover, Massachusetts.

                             IMSCO TECHNOLOGIES, INC.


                           By:   /s/ Sol L. Berg
                                -------------------
                                 Sol L. Berg
                                 President

                                Date: September 11, 1996

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


   /s/ Sol L. Berg         President and Director   September 11, 1996
  --------------------     (Principal Executive
  Sol L. Berg              and Accounting Officer


                           Vice President and       September  , 1996
  --------------------     Director
  Alan D. Waldman


                           Vice President and       September  , 1996
  -------------------      Director
  James Yurak


 /s/ Vernon Oberholzer     Director                 September 11, 1996
 --------------------
  Vernon Oberholzer


   /s/ Vic Bauer           Director                 September 11, 1996
  -------------------
  Vic Bauer

                                  EXHIBIT INDEX

                                               SEQUENTIALLY
  EXHIBIT                                        NUMBERED
  NUMBER                   EXHIBIT                 PAGE
  ------                   -------                 ----

  4.1            Articles of Incorporation            N/A
                 of the Company, filed as
                 an Exhibit to the Company's
                 Current Report on Form 8-K,
                 dated July 12, 1996

  4.2            By-Laws of the Company,              N/A
                 filed as an Exhibit to the
                 Company's Registration
                 Statement on Form S-18, File
                 No. 2-98084-D, and incorporated
                 by reference herein.

  5              Opinion of Campbell & Fleming, P.C.   8

  24.1           Consent of Gordon, Harrington &       9
                 Osborne, P.C.

  24.2           Consent of Campbell & Fleming, P.C.   N/A
                 (Included in Exhibit 5)

                          INDEPENDENT AUDITORS' CONSENT


  We consent to the incorporation by reference in this Registration Statement on Form S-8 (relating to 200,000 shares of Imsco Technologies, Inc. Common stock, par value $.001, to be issued pursuant to the Edmund Abramson Consulting Agreement) of our report, dated April 11, 1996, which expresses an unqualified opinion and includes an explanatory paragraph relating to the ability of Imsco Technologies, Inc. To continue as a going concern, accompanying the Annual Report on Form 10-KSB of Imsco Technologies, Inc. for the year ended December 31, 1995 and to the reference of us in the Prospectus, which is part of this Registration Statement, under the caption entitled "Experts".

Gordon, Harrington & Osborn, P.C.

                                          September 11, 1996


  Imsco Technologies, Inc.
  40 Bayfield Drive
  North Andover, Massachusetts 01845

       Re:  Registration Statement on Form S-8
            Imsco Technologies, Inc.
            ------------------------

  Ladies and Gentlemen:

       We refer to the registration by the Company of up to 200,000 shares (the "Shares") of Common Stock (the "Common Stock") of Imsco Technologies, Inc., a Delaware corporation (the "Company"), pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on or about September 12, 1996 (the "Registration Statement"), as subsequently amended from time to time.

       We have examined copies of said Registration Statement on Form S-8 under the Securities Act of 1933, as amended. We have conferred with officers of the Company and have examined the originals, or photostatic, certified or conformed copies, of such records of the Company, certificates of officers of the Company, certificates of public officials, and such other documents as we have deemed relevant and necessary, as a basis for the opinions set forth herein. In connection with such examinations, we have assumed the authenticity of all documents submitted to us as originals or duplicate originals, the conformity to original documents of all document copies, the authenticity of the respective originals of such latter documents, and the correctness and completeness of such certificates. Finally, we have obtained from officers of the Company such assurances as we have considered necessary for the purposes of this opinion.

  Imsco Technologies, Inc.
  September 11, 1996
  Page 2


       On the basis of the foregoing, and such other matters of fact and questions of law as we have deemed relevant in the circumstances, and in reliance thereon, it is our opinion that (i) the 100,000 Shares presently issued and outstanding have been duly authorized and are validly issued, full paid and non-assessable; and (ii) the 100,000 Shares issuable upon the exercise of options authorized under the Company's Edmund Abramson Consulting Agreement Stock Plan have been duly reserved for issuance, and upon exercise in accordance with the terms of the individual option grant, the shares issued will be duly authorized, validly issued, fully paid and non-assessable.

       The undersigned hereby consent to the use of their name in the Registration Statement and in the Prospectus forming a part of the Registration Statement, and to references to this opinion contained therein under the caption of the Prospectus entitled "Legal Matters".

       This opinion is limited to the matters herein, and may not be relied upon by any other person or for any other purpose other than in connection with the corporate authority for and the validity of the issuance of the Shares.


                                          Very truly yours,



                                          CAMPBELL & FLEMING, P.C.